Exhibit 99.4

VOTING INSTRUCTION

FOR

401(K) PLAN PARTICIPANTS

SOUTHWEST COMMUNITY BANCORP

SPECIAL MEETING OF SHAREHOLDERS

May 31, 2006

The undersigned participant in the Southwest Community Bancorp 401(k) Plan (the “401(k) Plan”) hereby directs, authorizes and instructs the trustees of the 401(k) Plan, Frank J. Mercardante and James L. Lemery (the “401(k) Plan Trustees”), to vote all stock of Southwest Community Bancorp (the “Company”) allocated to the undersigned pursuant to the 401(k) Plan as of April 5, 2006, at the Special Meeting of Shareholders of the Company to be held at The Orchid Room at the La Costa Resort, 2100 Costa del Mar Road, Carlsbad, California 92009, on Wednesday, May 31, 2006 at 6:00 p.m. Pacific Time, and at any and all adjournments thereof, as follows:

1.	Approval of Merger. To approve the principal terms of the Agreement and Plan of Merger and Reorganization, dated as of February 15, 2006, by and between the Company and Placer Sierra Bancshares (the “Merger Agreement”), pursuant to which the Company will be merged with and into Placer Sierra Bancshares (the “Merger”) and the shareholders of the Company will receive shares of Placer Sierra Bancshares’ common stock for their shares of the Company’s common stock, as described in the Joint Proxy Statement/Prospectus dated April , 2006, and the Merger Agreement attached thereto as Appendix A.

    ☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

2.	Adjournments. To approve an adjournment or adjournments of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger and the Merger Agreement.

    ☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3.	Other Business. No other business may be conducted at the special meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE OF “FOR” ON PROPOSALS 1 AND 2.

Dated: , 2006
(Number of Shares)

(Please Print Your Name)	(Signature of Participant)

THIS VOTING INSTRUCTION IS SOLICITED BY THE TRUSTEES OF THE 401(K) PLAN AND MAY BE REVOKED BY THE PARTICIPANT DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE TRUSTEE AN INSTRUMENT REVOKING THIS VOTING INSTRUCTION OR A DULY EXECUTED VOTING INSTRUCTION BEARING A LATER DATE.